UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2024 (January 11, 2024)

Global Business Travel Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, New York 10017
(Address of principal executive offices) (Zip Code)

(646) 344-1290
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Global Business Travel Group, Inc. (f/k/a Apollo Strategic Growth Capital) (the “Company”) and GBT JerseyCo Limited, a subsidiary of the Company (“JerseyCo”), the Company, JerseyCo, Juweel Investors (SPC) Limited (“Juweel”), American Express Travel Holdings Netherlands Coöperatief U.A. and EG Corporate Travel Holdings LLC (“Expedia Stockholder”) previously entered into a Shareholders Agreement, dated as of May 27, 2022 (as further clarified by those certain letters dated November 17, 2022, and July 10, 2023, the “Shareholders Agreement”). Juweel has since distributed all of its equity interests in the Company and JerseyCo to its equityholders, including Q.H. Travel L.P. (“QIA Holder”).

On January 11, 2024, the Company entered into an amended and restated Shareholders Agreement (the “Amended and Restated Shareholders Agreement”) with JerseyCo, Juweel, American Express International, Inc. (“Amex Stockholder”), Expedia Stockholder and QIA Holder, pursuant to which, among other things, Juweel was removed as a party to the Shareholders Agreement and QIA Holder was made subject to certain obligations and provided with certain rights previously provided to Juweel, certain of which are summarized below.

The Company agreed with each of Amex Stockholder, Expedia Stockholder and QIA Holder (on a several basis), to take all necessary action within its control to cause the Board of Directors of the Company (the “Board”) to have 11 directors, consisting of the Chief Executive Officer, two Amex Stockholder nominees, two QIA Holder nominees, one Expedia nominee, one nominee of APSG Sponsor, L.P. (the “Sponsor”), and, for so long as the director designated by the Sponsor is serving on the Board, four independent nominees, nominated by the Board’s nominating and governance committee, and, following the conclusion of the Sponsor designee’s service on the Board, five such independent nominees. If Amex Stockholder or QIA Holder ceases to own at least 15% of the Company’s issued shares, it will thereafter have the right (on a several basis) to nominate only one director, and if any of Amex Stockholder, QIA Holder or Expedia Stockholder ceases to own at least 5% of the Company’s issued shares, it will thereafter have no right to nominate a director, except that Amex Stockholder will continue to have the right (on a several basis) to nominate a director for so long as we are a “controlled entity” under the Bank Holding Company Act of 1956.

The Amended and Restated Shareholders Agreement also requires (subject to certain specified conditions and exceptions including those described below) the approval of each of Amex Stockholder, Expedia Stockholder and QIA Holder for us (and JerseyCo, with respect to clause (d) below), to take certain actions, including:

a)	other than (i) in accordance with the Company’s certificate of incorporation or (ii) pursuant to an issuer tender offer or share repurchase program that, in each case, was approved by the Board, the redemption, cancellation or repayment of any of the Company’s equity securities, other than on a pro rata basis from all shareholders;
b)	dividends or distributions by the Company, other than on a pro rata basis;
c)	other than in accordance with the Company’s certificate of incorporation, any share exchanges, splits, combinations and similar actions with respect to one or more, but not all, classes or series of Company common stock;
d)	Amendments to JerseyCo’s organizational documents that (i) (A) relate specifically and solely to rights, priorities and privileges of the JerseyCo C Ordinary Shares (non-voting redeemable shares of JerseyCo, designated as “C Ordinary Shares” in the JerseyCo amended and restated memorandum of association with a nominal value of €0.00001) or (B) have a disproportionate adverse effect on the JerseyCo C Ordinary Shares as compared to any other class or series of shares of JerseyCo, and (ii) do not require a separate class vote of the holders of JerseyCo C Ordinary Shares; or
e)	entry into any agreement or commitment to do any of the foregoing.

In general, the foregoing approval rights of Amex Stockholder, Expedia Stockholder and QIA Holder will terminate if such stockholder ceases to own at least 10% of the Company’s issued common stock; however, an amendment to JerseyCo’s organizational documents of the type described in clause (d) above will require the approval of Amex Stockholder, Expedia Stockholder and QIA Holder if such amendment is materially adverse to such stockholder, regardless of such stockholder’s percentage ownership of the Company’s issued common stock.

On January 11, 2024, the Company also entered into a letter agreement with JerseyCo, Juweel, Amex Stockholder, Expedia Stockholder, QIA Holder and Juweel’s other equityholders (the “Specified Juweel Investors”), pursuant to which the Specified Juweel Investors agreed to be bound by certain restrictive covenants in the Shareholders Agreement as if they were a party thereto (the “Letter Agreement” and together with the Amended and Restated Shareholders Agreement, the “Transaction Documents”).

The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Transaction Documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1†^	Amended and Restated Shareholders Agreement, dated as of January 11, 2024, by and among Global Business Travel Group, Inc., GBT JerseyCo Limited, American Express International, Inc., EG Corporate Travel Holdings LLC, QH Travel L.P. and Juweel Investors (SPC) Limited.
10.2†	Letter Agreement, dated as of January 11, 2024, by and among Global Business Travel Group, Inc., GBT JerseyCo Limited, American Express International, Inc., EG Corporate Travel Holdings LLC, QH Travel L.P., Juweel Investors (SPC) Limited and the Specified Juweel Investors (as defined therein).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†               Certain of the exhibits and schedule to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

^              Certain portions of these Exhibits have been omitted in accordance with Regulation S-K Item 601 because they are both (i) not material to investors and (ii) the type of information that the registrant customarily and actually treats as private or confidential, and have been marked with ‘‘[***]’’ to indicate where omissions have been made. The registrant agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Business Travel Group, Inc.

By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

Date: January 12, 2024